EXHIBIT 99.1

Contact:	Bob Leahy	Joel Hughes
	Brooktrout, Inc.	SnowShore Networks
	781-433-9426	978-367-8400
	bleahy@brooktrout.com	pr@snowshore.com

Brooktrout to Acquire SnowShore Networks

Acquisition of Next Generation Voice over IP Media Processing Technology Will Enhance Brooktrout’s Leadership

NEEDHAM, Mass., March 25, 2004—Brooktrout, Inc. and SnowShore Networks, Inc. today announced that Brooktrout has agreed to acquire the outstanding capital stock of SnowShore Networks, a Chelmsford, Mass. provider of leading-edge Voice over IP communications infrastructure products for the media server and media firewall markets.

“This acquisition will extend Brooktrout’s position as a leading provider of enabling technology for communication systems. SnowShore Networks is an established market leader providing key enabling technologies—media server and media firewall—to leading OEMs and other VoIP solution providers. SnowShore Networks will complement our current business by providing us with proven products and technologies for next-generation Voice over IP networks,” said Eric Giler, president of Brooktrout.

“SnowShore Networks customers will be able to leverage Brooktrout’s worldwide business operations and 20 year history in these markets to support their current and future initiatives,” said Joel Hughes, CEO of SnowShore Networks. “With Brooktrout’s solid financial and business operations, the SnowShore Networks team will be able to focus on continuing to deliver market-leading technology, products and customer support. Ultimately, the combination of SnowShore Networks’ all-IP technology and product portfolio with Brooktrout’s products can create industry-leading migration and hybrid solutions benefiting next generation carriers, network OEMs, and applications developers.”

Brooktrout will acquire the outstanding capital stock of SnowShore Networks for approximately $10 million in cash. The transaction is also subject to a number of typical closing conditions and subject to such conditions, is expected to close in early April 2004.

About Brooktrout

Brooktrout, Inc., headquartered in Needham, MA, delivers communications hardware and software products that enable applications for the New Network™ – a Network born through the marriage of the telephone and data networks.  Brooktrout, Inc.’s mission is to collaborate with its partners so they can bring innovative solutions to market quickly, increase business and expand into new markets.  Brooktrout believes that a solid focus on customers, significant first-to-market products and key acquisitions are making it a partner of choice for today’s hottest communications service and enterprise application providers. Brooktrout is traded publicly on NASDAQ under the symbol BRKT.  For more information, visit http://www.brooktrout.com/investor.

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Statements in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the statements in paragraphs two, three and four of this press release.  Readers should not place undue reliance on forward-looking statements because they involve known and unknown risks and uncertainties, which may cause actual results, performance, and achievements to differ materially from what are expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the current telecommunications market slow down and its impact on our customers’ business and financial strength, the uncertainties relating to global events, the ability to keep pace with the evolution of the telecommunications hardware and software market, the impact of competition, and the impact of changes to regulations affecting the telecommunications and Internet industries. Additional information concerning these and other risk factors is contained in the “Factors That May Affect Future Results” section of Brooktrout, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission on March 9, 2004. In addition, any forward-looking statements represent estimates only as of today and should not be relied upon as representing estimates as of any subsequent date.  While Brooktrout may elect to update forward-looking statements at some point in the future, Brooktrout specifically disclaims any obligation to do so, even if estimates change.

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